Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-286261) of LOBO TECHNOLOGIES LTD. (“the Company”), previously named as LOBO EV Technologies Ltd., of our report dated April 28, 2026 relating to the financial statements appearing in this Annual Report on 20-F of the Company for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ HTL International, LLC

Houston, Texas

April 28, 2026